Exhibit 5.1

November 8, 2006

Brandywine Operating Partnership, L.P.
Brandywine Realty Trust
555 East Lancaster Avenue, Suite 100
Radnor, Pennsylvania 19087

Ladies and Gentlemen:

We have acted as counsel to Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), and Brandywine Realty Trust, a Maryland real estate investment trust and the sole general partner of the Partnership (the “Company” and, together with the Partnership, the “Registrants”), in connection with the Registrants’ registration under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (the “Registration Statement”) of (i) $345,000,000 aggregate principal amount of 3.875% Exchangeable Guaranteed Notes due 2026 of the Partnership (“Notes”) and the unconditional guarantee of the Notes by the Company (the “Guarantee” and, together with the Notes, the “Debt Securities”), and (ii) the common shares of beneficial interest of the Company, par value $0.01 per share (the “Common Shares”), issuable upon exchange of the Notes (the “Shares” and, together with the Debt Securities, the “Securities”).

In connection with our representation of the Registrants, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.     The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Securities and Exchange Commission under the 1933 Act on the date hereof;

2.     The global notes evidencing the Notes;

3.     The Certificate of Limited Partnership of the Partnership (the “Partnership Certificate”), certified as of a recent date by the Office of the Secretary of State of the State of Delaware;

4.     The Amended and Restated Agreement of Limited Partnership of the Partnership, as amended through the date hereof (the “Partnership Agreement”), certified as of a recent date by an officer of the Company in its capacity as the general partner of the Partnership;

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Brandywine Operating Partnership, L.P.
Brandywine Realty Trust
November 8, 2006

5.     The Amended and Restated Declaration of Trust of the Company, as amended and supplemented through the date hereof (the “Declaration”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland;

6.     The Bylaws of the Company, as amended through the date hereof (the “Bylaws”), certified as of a recent date by an officer of the Company;

7.     A certificate of the Office of the Secretary of State of the State of Delaware as to the good standing of the Partnership, dated as of a recent date;

8.     A certificate of the State Department of Assessments and Taxation of Maryland as to the good standing of the Company, dated as of a recent date;

9.     Resolutions adopted by the Board of Trustees of the Company, or a duly authorized committee thereof (acting on behalf of the Company in its own capacity and its capacity as general partner of the Partnership), relating to the issuance and registration by the Company of the Securities, certified as of a recent date by an officer of the Company (the “Resolutions”);

10.     The Purchase Agreement, dated as of September 28, 2006, between the Company, the Partnership and the initial purchasers named therein (the “Purchase Agreement”);

11.     The Indenture, dated as of October 22, 2004, by and among the Company, the Partnership, certain wholly owned subsidiaries of the Partnership named therein and The Bank of New York, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of May 25, 2005, by and among the Company, the Partnership, certain wholly-owned subsidiaries of the Partnership named therein and the Trustee, and the Second Supplemental Indenture, dated as of October 4, 2006, by and among the Company, the Partnership and the Trustee (collectively, the “Indenture”); and

12.     Such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

1.     Each individual executing or delivering any of the Documents, whether on behalf of such individual or another person, is legally competent to do so;

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Brandywine Operating Partnership, L.P.
Brandywine Realty Trust
November 8, 2006

2.     Each individual executing or delivering any of the Documents on behalf of a party (other than the Registrants) is duly authorized to do so;

3.     Each of the parties (other than the Registrants) executing or delivering any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of such party set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms;

4.     All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents and in the factual representations to us by officers of the Company are true and complete. There are no oral or written modifications or amendments to the Documents, by action or conduct of the parties or otherwise;

5.     Upon the issuance of any Shares, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Declaration; and

6.     The Shares will not be issued or transferred, and the Debt Securities will not be transferred, in violation of any restriction contained in the Indenture, the Partnership Certificate, the Partnership Agreement, the Declaration or the Bylaws.

To the extent that the obligations of the Registrants under the Indenture may be dependent upon such matters, we have assumed for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with all applicable laws and regulations; and that the Trustee has the requisite organization and legal power and authority to perform its obligations under the Indenture.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1.     The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.

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Brandywine Operating Partnership, L.P.
Brandywine Realty Trust
November 8, 2006

2.     The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.

3.     The Notes have been legally issued by the Partnership and constitute the binding obligation of the Partnership.

4.     The Guarantee constitutes a binding obligation of the Company.

5.     The issuance of the Shares has been duly authorized and, when and if issued and delivered upon the exchange of the Debt Securities in accordance with the Indenture, the Shares will be validly issued, fully paid and nonassessable.

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (a) bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers), and (b) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

The foregoing opinions are limited to the substantive laws of the State of Delaware and the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Delaware and the State of Maryland, or as to federal or state laws regarding fraudulent transfers. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the reference to our firm under the Section “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the 1933 Act.

Very truly yours,

/s/ Pepper Hamilton LLP
PEPPER HAMILTON LLP